                                                                    Exhibit 3.02

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              EDGAR(R) ONLINE, INC.

         EDGAR(R) Online, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is EDGAR(R) Online, Inc. The corporation was originally incorporated under the name Cybernet Data Systems, Inc. and the date of filing of the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is November 3, 1995.

          2. The certificate of incorporation is hereby amended by increasing the number of shares of capital stock, designating a series of Preferred Stock and changing the name of the corporation from " EDGAR(R) Online, Inc." to "EDGAR Online, Inc."

          3. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Edgar Online, Inc., without any further amendment other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

          4. The amendments and the restatement of the certificate of incorporation hereby certified have been duly adopted by the board of directors and stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware and the certificate of incorporation of the corporation.

          5. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation, read as follows:


                                    ARTICLE I

         The name of the corporation is EDGAR Online, Inc.

                                   ARTICLE II

         The address of the registered office of the corporation in the State of Delaware is 1013 Center Rd., Wilmington, DE 19805. The name of the registered agent at such address is Corporation Service Company.

                                   ARTICLE III

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of all classes of stock which the corporation has authority to issue is Thirty-one Million (31,000,000) shares, consisting of two classes: Thirty Million (30,000,000) shares of Common Stock, $0.01 par value per share, and One Million (1,000,000) shares of Preferred Stock, $0.01 par value per share.

         The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of Preferred Stock.

         Except as otherwise expressly provided in any certificate of designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

                                    ARTICLE V

         The Board of Directors of the corporation shall have the power to adopt, amend or repeal Bylaws of the corporation.

                                   ARTICLE VI

         A. Election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

         B. Special meetings of stockholders of the corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairman of the Board, the Chief Executive Officer or any holder of twenty five percent (25%) of the outstanding Common Stock of the corporation.

                                   ARTICLE VII

         Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause may be filled (a) by the stockholders at any meeting, (b) by a majority of the directors, although less than a quorum, or (c) by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                                  ARTICLE VIII

         A. To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         B. To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

         C. Neither any amendment nor repeal of any of the foregoing provisions of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

         The undersigned officer hereby acknowledges that the foregoing certificate is her act and deed and that the facts stated herein are true.

Date: May 7, 1999


                                       -----------------------------------------
                                       Susan Strausberg, Chief Executive Officer